[Letterhead of Deloitte & Touche LLP]



May 23, 2005


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

We have read Item 4.01 of Teche Holding Company's Form 8-K dated May 18, 2005, and we agree with the statement made therein.


Yours truly,


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
New Orleans, Louisiana